SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Monster Worldwide, Inc. (the “Company”) entered into an Amended and Restated Secured Revolving Credit Agreement, dated January 14, 2005, among the Company, TMP Worldwide Limited and Bartlett Scott Edgar Limited, as borrowers, the several lenders from time to time parties thereto, Banc of America Securities, LLC, as sole lead arranger and book manager, Bank of America, N.A., as administrative agent, the Royal Bank of Scotland plc, as syndication agent, and LaSalle Bank National Association, as documentation agent (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement amends and restates the Company’s existing $100 million revolving credit facility that would have expired on April 7, 2006, and extends the term through June 30, 2008.  The amended and restated revolving credit facility (the “Amended and Restated Credit Facility”) remains in an amount of $100 million, which may be increased to $125 million at the Company’s request under certain conditions.  As a result of the acquisition of FleetBoston Financial Corporation by Bank of America Corporation, Bank of America, N.A. replaced Fleet National Bank as the administrative agent and as a lender under the Amended and Restated Credit Facility.

Borrowings are available under the Amended and Restated Credit Facility for working capital, capital expenditures and other general corporate purposes, permitted acquisitions, stock repurchases and repayment of any indebtedness incurred in compliance with the Amended and Restated Credit Agreement.  The Amended and Restated Credit Facility also provides for the issuance of letters of credit.  The amount outstanding under the Amended and Restated Credit Facility as of December 31, 2004 and as of the date of the filing of this Current Report on Form 8-K was approximately $4.6 million, relating solely to outstanding standby letters of credit.

The Amended and Restated Credit Facility is secured by a lien on substantially all of the assets of the Company, its U.S. subsidiaries and other subsidiary borrowers.

Amounts outstanding under the Amended and Restated Credit Facility generally bear interest, at the Company’s option, at a rate per annum equal to either (1) the higher of (A) the overnight federal funds rate plus 0.5%, and (B) Bank of America’s prime rate, plus in either case a margin of 0.0% or 0.125% depending on the Company’s ratio of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the prior twelve months (the “Consolidated Leverage Ratio”), or (2) the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 1.0% to 1.75% based on the Consolidated Leverage Ratio.  The Company may repay outstanding borrowings at any time during the term of the Amended and Restated Credit Facility without any prepayment penalty.  The Company must pay a fee on all outstanding amounts of letters of credit at a rate per annum ranging from 1.0% to 1.75%, with the percentage based on the Consolidated Leverage Ratio.  In addition, the Company must pay to the issuers of letters of credit a fronting fee equal to 0.125% per annum on the outstanding amount of the letters of credit.  In addition to paying interest on outstanding borrowings and fees on outstanding letters of credit, the Company is required to pay a commitment fee on the unused portion of the Amended and Restated Credit Facility.  The commitment fee ranges from 0.225% to 0.375% per annum based on the Consolidated Leverage Ratio.

The Amended and Restated Credit Facility contains financial covenants (1) requiring the Company to maintain a Consolidated Leverage Ratio of no more than 2.00 to 1.00, (2) requiring the Company to maintain a fixed charge coverage ratio (as defined in the Amended and Restated Credit Agreement) of at least 3.00 to 1.00, (3) requiring the Company to maintain a net worth of $525,000,000 plus 50% of the Company’s net income following the closing of the Amended and Restated Credit

Facility, and (4) prohibiting the Company from making capital expenditures in excess of $60,000,000 in each of 2004 and 2005 and $75,000,000 in each of 2007 and 2008.  The Amended and Restated Credit Facility also contains various other negative covenants, including restrictions on incurring indebtedness, creating liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments, and entering into new lines of business.  The Amended and Restated Credit Facility also contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with environmental laws.

The Amended and Restated Credit Facility contains various events of default, including any failure to make payment when due; materially inaccurate representations or warranties; breaches of covenants or agreements; failure to meet significant obligations to third parties; events of bankruptcy; breaches or violations of certain employee benefits obligations, laws or regulations; unsatisfied judgments in excess of $5,000,000; the failure of the loan documents and security documents to remain in full force; and any third party acquiring 35% or more of the voting power represented by the Company’s outstanding voting securities, or a change in the majority of the members of the Company’s board of directors.  In the case of certain events of bankruptcy the Amended and Restated Credit Facility automatically terminates and all amounts borrowed under the Amended and Restated Credit Facility become due and payable, and in the case of other events of default lenders holding at least 51% of the revolving commitments may terminate the Amended and Restated Credit Facility and declare all amounts borrowed under the Amended and Restated Credit Facility due and payable.

A copy of the Agreement is attached hereto as Exhibit 10.1.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATIONS OR AN OBLIGATION UNDER AN OFF THE BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 2.03 as if set forth herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	10.1

Amended and Restated Secured Revolving Credit Agreement, dated January 14, 2005, among the Company, TMP Worldwide Limited and Bartlett Scott Edgar Limited, as Borrowers, the several Lenders from time to time parties thereto, Banc of America Securities, LLC, as sole lead arranger and book manager, Bank of America, N.A., as administrative agent, the Royal Bank of Scotland plc, as syndication agent, and LaSalle Bank National Association, as documentation agent.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: January 21, 2005